AMENDMENT
                                      TO
                                 THE BY-LAWS
                                      OF
                            MUNICIPAL SYSTEMS, INC.

    A new Article XII is hereby added to the By-Laws to read as follows:

                                 ARTICLE XII.
                   EXEMPTION FROM INTERESTED STOCKHOLDER
                           COMBINATION PROVISIONS

     The Corporation hereby elects on October 22, 1991 not to be subject to the provisions of Sections 43 through 70 of Assembly Bill No. 655, passed by the 1991 Nevada Legislature and signed into law, which deal with combinations between resident domestic corporations and interested stockholders."
     A true copy adopted by the Board of Directors the 22nd day of October, 1991.
                                     ATTEST:

                                      /s/ Denny W. Nestripke, Secretary

NO: 9329-87
                          CERTIFICATE   OF   AMENDMENT
                       OF   ARTICLES   OF   INCORPORATION
                          [ After Issuance of Stock ]

                           MUNICIPAL   SYSTEMS,   INC.

                                                 Filed by and return copy to:
                                                          Denny W. Nestripke
                                                              P. O. Box 4190
                                                       Palm Desert, CA 92261


     The undersigned, as President, Secretary and Treasurer of Municipal Systems, Inc. does hereby certify:
     That the Board of Directors of Municipal Systems, Inc. at a meeting duly convened and held on the 19th day of April, 1989, adopted resolutions to amend the Original Articles of Incorporation of Municipal Systems, Inc. The Board of Directors adopted such resolutions pursuant to Consent Resolutions of the Stockholders Holding a Majority of the Voting Shares of Municipal Systems, Inc. on April 5, 1989.
     The number of shares of Municipal Systems, Inc. outstanding and entitled to vote with respect to this Amendment to the Articles of Incorporation is 25,000,000; that the following changes and Amendment were consented to and approved by a majority vote of stockholders holding a total of 19,137,300 shares or 77% of the shares entitled to vote.
     The Resolutions adopted to modify the original Articles of Incorporation are:

                  An additional paragraph (number 9) shall be added:

                                 ARTICLE   III
                                    PURPOSES

     9]    That the intended business purpose of the Corporation shall include the following:

a) to engage in the acquisition of any type of assets, properties, and business without regard to any specific business or industry; b) to look for acquisition possibilities across the United States; and c) to make such acquisitions as its assets will allow.

   Article IV shall be deleted in its entirety and replaced with the follow:

                                 ARTICLE   IV
                               CAPITALIZATION

     The corporation shall have the authority to issue 250,000,000 million shares of common stock, each share having a par value of $0.001 per share. Each share shall have equal rights with respect to voting, dissolution and/or liquidation.
                                /s/ Denny W. Nestripke, President, Sec./Treas.
State of Utah...........}

County of Salt Lake     }

     On May 6, 1998, personally appeared before me, a Notary Public, Denny W. Nestripke, who acknowledged that executed the above instrument.

   [SEAL]                   Signature of Notary: /s/ sic.

                          CERTIFICATE OF CORRECTION
                        OF ARTICLES OF INCORPORATION
                          [After Issuance of Stock]

         [FILED                NEW SYSTEMS, INC.
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE               Filed by: Lloyd T. Rochford, President
    STATE OF NEVADA                                    Municipal Systems, Inc.
      MAR 22 1999]                                         5 Clancy Lane South
                                                       Rancho Mirage, CA 92270

     The undersigned, Lloyd T. Rochford, President and Secretary of the Municipal Systems, Inc. does in accordance with Section 78 0295 of the Nevada Revised Statutes, certify the following:

     1) The name of the corporation is New Systems, Inc., formerly Municipal Systems, Inc.

     2) That a Certificate of Amendment of the Articles of Incorporation of Municipal Systems, Inc. was filed by the Secretary of State of Nevada on May 8, 1998.

     3) That said Amendment replaced ARTICLE IV - CAPITALIZATION of the Article of Incorporation. The Amendment stated that "the corporation shall have the authority to issue 250,000,000 million shares of common stock". The stockholders of the corporation had voted to approve an amendment to the Articles of Incorporation to increase the authorized number of shares of common stock to 250 million shares or 250,000,000 shares, not 250,000,000 million shares.

     4)     Article IV shall be corrected to read as follows:

                                  ARTICLE IV
                                CAPITALIZATION

     The corporation shall have the authority to issue 250,000,000 shares of common stock, each share having a par value of $0.001 per share. Each share shall have equal rights with respect to voting, dissolution and/or liquidation.

/s/ Lloyd T. Rochford, President and Secretary

                   CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA )

COUNTY OF RIVERSIDE )

On March 19, 1999 before me Wayne A. Walter, Notary Public personally appeared Lloyd T. Rochford personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

 [SEAL - Wayne A. Walter                    WITNESS my hand and official seal
   Commission #1151718                       /s/ Wayne A. Walter, notary
 Notary Public-California
   Riverside County
My Comm Expires Sep 10, 2001]